                                                                     EXHIBIT 3.1


                             ARTICLES OF AMENDMENT
                                      OF
                   AMENDED AND RESTATED DECLARATION OF TRUST
                                      OF
                          ARCHSTONE COMMUNITIES TRUST


     The undersigned, being an officer duly authorized by unanimous vote of the Trustees of Archstone Communities Trust, a Maryland real estate investment trust (the "Trust"), does hereby certify pursuant to the provisions of Article VI,
      -----
Section 1 of the Trust's Amended and Restated Declaration of Trust, as amended and supplemented (the "Declaration of Trust"), and Section 8-501 of the
                       --------------------
Corporations and Associations Article of the Annotated Code of Maryland, that the Board of Trustees of the Trust has adopted a resolution declaring this amendment to the Declaration of Trust as hereinafter set forth to be advisable and that the shareholders of the Trust have approved such amendment by the affirmative vote of at least a majority of all the votes entitled to be cast on the matter.

     Therefore, the Declaration of Trust is hereby amended as follows:

     1. Article II, Section 1 is hereby amended by adding the following proviso at the end of the second sentence thereof:

     "provided, however, that the Board may provide that some or all of any or
      --------  -------
     all classes or series of Shares shall be uncertificated"

     2. Article III, Section 2 is hereby amended by adding the words "in any manner permitted under Maryland law" after the word "proxy" and prior to the comma appearing in the first sentence thereof.

     3. Article V, Section 3 is hereby amended by adding the following proviso at the end thereof:

     "; provided, however, that the Shareholders shall not be entitled to vote
        --------  -------
     on a merger or consolidation of the Trust which Title 8 permits to be approved without a vote of the Shareholders"

     4. Article VIII, Section 1 is hereby amended and restated in its entirety as follows:

          "Section 1. Limitation of Liability of Officers. To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of officers of a real estate investment trust, no officer of the Trust shall be liable to the Trust or to any Shareholder for money damages. Neither the amendment nor repeal of this Section 1, nor the adoption or amendment of any other provision of this Declaration of Trust inconsistent with this
     Section 1, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption. In the absence of any Maryland statute limiting the liability of officers of a Maryland real estate investment trust for money damages in a suit by or on behalf of the Trust or by any Shareholder, no officer of the Trust shall be liable to the Trust or to any Shareholder for money damages except to the extent that (i) the officer actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received; or (ii) a judgment or other final adjudication adverse to the officer is entered in a proceeding based on a finding in the proceeding that the officer's action or failure to act was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding."

     5. Article VIII, Section 2 is hereby amended and restated in its entirety as follows:

     "The Trust shall indemnify each officer and employee, and shall have the power to indemnify each agent, of the Trust to the fullest extent permitted by Maryland law, as amended from time to time, in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she was an officer, employee or agent of the Trust or is or was serving at the request of the Trust as a director, trustee, officer, partner, manager, member, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, limited liability company, other enterprise or employee benefit plan, from all claims and liabilities to which such person may become subject by reason of service in such capacity and shall pay or reimburse reasonable expenses, as such expenses are incurred, of each officer, employee or agent in connection with any such proceedings."

     The undersigned officer acknowledges these Articles of Amendment to be the act of the Trust and, as to all other matters or facts required to be verified under oath, that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects, and that this statement is made under the penalties for perjury.

     IN WITNESS WHEREOF, the undersigned officer, duly authorized by a majority of the Trustees, has executed these Articles of Amendment as of this 17/th/ day of May, 2000.


                                        /s/ Charles E.  Mueller, Jr.
                                        ------------------------------------
                                        Charles E. Mueller, Jr.
                                        Senior Vice President and
                                          Chief Financial Officer


ATTEST:


/s/ Caroline Brower
-------------------------
Caroline Brower
Secretary